[Dechert LLP LOGO]                                     1775 I Street, N.W.
                                                       Washington, DC 20006-2401
                                                       +1 202 261 3300 Main
                                                       +1 202 261 3333 Fax
                                                       www.dechert.com

October 3, 2006

Board of Directors
ING Partners, Inc.
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re: ING Partners, Inc., on behalf of ING Neuberger Berman Partners Portfolio

Ladies and Gentlemen:

We have acted as counsel to ING Partners, Inc., a Maryland corporation (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of common stock by the Company in connection with the acquisition by ING Neuberger Berman Partners Portfolio, a series of the Company, of the assets of ING Eagle Asset Capital Appreciation Portfolio, a series of ING Investors Trust, which are being registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission. We note that as of the date of this opinion, the Board of Directors of the Company has authorized for issuance Service Class shares of ING Neuberger Berman Partners Portfolio.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of common stock of ING Neuberger Berman Partners Portfolio being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable when issued in connection with the transfer of the assets of ING Eagle Asset Capital Appreciation Portfolio pursuant to the terms of the Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

U.S. Austin Boston Charlotte Harrisburg Hartford New York Newport Beach Palo Alto Philadelphia Princeton San Francisco Washington DC EUROPE Brussels London Luxembourg Munich Paris

[Dechert LLP LOGO]

Very truly yours,


/s/ Dechert LLP